Tableau Reports Third Quarter 2017 Financial Results
Strong Subscription Demand and Annual Recurring Revenue Growth Highlight Third Quarter Results

SEATTLE, Wash. - November 2, 2017 - Tableau Software, Inc. (NYSE: DATA) today reported results for its third quarter ended September 30, 2017.

"Customers are embracing our subscription offerings even faster than expected," said Adam Selipsky, President and Chief Executive Officer of Tableau. "Forty-five percent of our license bookings were sold on a subscription basis this quarter, nearly triple the percentage a year ago, as more and more customers turn to subscription to better address their analytics needs with lower upfront cost and reduced risk."

Financial Summary

•	Total revenue grew to $214.9 million, up 4% year over year.

•	Total annual recurring revenue was $526.2 million, up 46% year over year.

•	Subscription annual recurring revenue was $139.2 million, up 204% year over year.

•	Ratable license bookings were 45% of total license bookings, compared to 16% in the third quarter of 2016.

•	Diluted GAAP net loss per share was $0.59; diluted non-GAAP net income per share was $0.08.

Financial Results
Total revenue increased 4% to $214.9 million, up from $206.1 million in the third quarter of 2016. Total annual recurring revenue increased 46% to $526.2 million, up from $361.4 million at the end of the third quarter of 2016. Subscription annual recurring revenue increased 204% to $139.2 million, up from $45.7 million at the end of the third quarter of 2016.

GAAP operating loss for the third quarter of 2017 was $49.0 million, compared to a GAAP operating loss of $29.4 million for the third quarter of 2016. GAAP net loss for the third quarter of 2017 was $46.6 million, or $0.59 per diluted common share, compared to a GAAP net loss of $30.3 million, or $0.40 per diluted common share, for the third quarter of 2016.

Non-GAAP operating income, which excludes stock-based compensation expense and expense related to amortization of acquired intangible assets, was $5.5 million for the third quarter of 2017, compared to a non-GAAP operating income of $18.1 million for the third quarter of 2016. Non-GAAP net income, which excludes stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments, was $6.4 million for the third quarter of 2017, or $0.08 per diluted common share, compared to a non-GAAP net income of $13.3 million, or $0.16 per diluted common share, for the third quarter of 2016.

During the third quarter ended September 30, 2017, Tableau repurchased 276,491 shares of the Company's outstanding Class A common stock for a total of $20.0 million. As of September 30, 2017, the Company was authorized to repurchase a remaining $120.0 million of its Class A common stock under the previously authorized repurchase program.

Recent Business Highlights

•
Launched Tableau 10.4, which includes data source certification, to help customers use the right data at the right time, functionality for smarter conversations between teams with discussions and viz snapshots and new geospatial capabilities.

•	Acquired ClearGraph, a startup that enables smart data discovery and data analysis through natural language query technology ("NLQ").

•
Hosted Tableau's 10th annual customer conference in Las Vegas, with 14,000 registered customers and partners. Tableau Conference provided more than 400 learning sessions, including over 100 customers sharing their use cases and best practices with Tableau. Upcoming innovations were showcased at the conference, including the new Hyper data engine in beta, Tableau Server on the Linux operating system, a new extensions API in developer preview and Maestro, Tableau's data prep product expected to be in beta by the end of the year.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau's third quarter 2017 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (833) 241-7252 (U.S.) or (647) 689-4216 (outside the U.S.) and referencing passcode 99505369. A replay of the call can also be accessed by dialing (800) 585-8367 (U.S.) or (416) 621-4642 (outside the U.S.), and referencing passcode 99505369.

About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 65,000 customer accounts get rapid results with Tableau in the office and on-the-go. Hundreds of thousands of people have used Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's transition to subscription licensing and continued product adoption, including strong subscription demand and annual recurring revenue growth; demand, adoption and deployment by enterprise customers, and the Company's ability to service, execute and grow that demand in the U.S. and globally; the Company's further transition to subscription and term licensing and its expected increase in demand for its products as a result of its subscription license pricing; the willingness and ability of its partners to sell its subscription licenses; the Company's research and development investments, costs, continued innovation and ability to timely release future products and features; the Company's leadership position in the sector and ability to address market opportunities as a visual analytics platform; the Company's expectations regarding future operating results, including revenues, expenses and net income or loss, and future performance of key metrics; and the Company's stock repurchase authorization and timing and ability to repurchase shares of the Company's Class A common stock under its stock repurchase program. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau's business and addressable market; customer demand for Tableau's products and services and customer response to its subscription pricing offerings; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's enterprise sales execution and expansion and further transition to subscription and term licensing; Tableau's ability to attract, integrate and retain qualified personnel; general economic and industry conditions, including expenditure trends for business analytics and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative, secure and high-quality products; Tableau's ability to provide high-quality customer service and support offerings; risks associated with international expansion and operations; macroeconomic conditions; market conditions; and the possibility that the stock repurchase program may be suspended or discontinued. These and other important risk factors are described more fully in additional documents filed with the Securities and Exchange Commission, including Tableau's most recently filed Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets, each to the extent attributable to the cost of revenues, from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by total revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income.
Non-GAAP financial information is adjusted for a tax rate equal to Tableau's estimated tax rate on non-GAAP income over a three-year financial projection. This rate is based on Tableau's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures. To determine this long-term non-GAAP tax rate, Tableau evaluates a three-year financial projection that excludes the impact of non-cash stock-based compensation expense and expense related to amortization of acquired intangible assets. The long-term non-GAAP tax rate takes into account other factors including Tableau's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Tableau operates. The long-term non-GAAP tax rate applied to the three and nine months ended September 30, 2017 and 2016 was 30%. The long-term non-GAAP tax rate assumes the Company's deferred income tax assets will be realized based upon projected future taxable income excluding stock-based compensation expense. The Company anticipates using this long-term non-GAAP tax rate in future periods and may provide updates to this rate on an annual basis, or more frequently if material changes occur.
Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Tableau believes non-GAAP measures that adjust for the amortization of acquired intangible assets provides investors a consistent basis for comparison across accounting periods. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Tableau's own operating results over different periods of time.
Tableau calculates free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. Tableau considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by Tableau's business that can be used for strategic opportunities, including investing in Tableau's business, making strategic acquisitions, repurchasing Tableau's common stock and strengthening Tableau's balance sheet. All of Tableau's non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Tableau's operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business.

Investor Contact:
Derek Wong
206.410.2196
ir@tableau.com

Press Contact:
Doreen Jarman
206.634.5648
djarman@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
License	$99,424	$116,655	$299,964	$329,419
Maintenance and services	115,493	89,402	327,739	246,871
Total revenues	214,917	206,057	627,703	576,290
Cost of revenues
License	3,265	1,760	9,474	4,393
Maintenance and services	26,664	22,270	73,775	66,994
Total cost of revenues (1)	29,929	24,030	83,249	71,387
Gross profit	184,988	182,027	544,454	504,903
Operating expenses
Sales and marketing (1)	123,842	114,530	366,020	340,583
Research and development (1)	84,494	75,348	249,863	223,757
General and administrative (1)	25,697	21,505	76,017	63,178
Total operating expenses	234,033	211,383	691,900	627,518
Operating loss	(49,045)	(29,356)	(147,446)	(122,615)
Other income, net	3,677	814	8,931	3,496
Loss before income tax expense	(45,368)	(28,542)	(138,515)	(119,119)
Income tax expense	1,185	1,719	5,207	4,242
Net loss	$(46,553)	$(30,261)	$(143,722)	$(123,361)

Net loss per share:
Basic	$(0.59)	$(0.40)	$(1.83)	$(1.65)
Diluted	$(0.59)	$(0.40)	$(1.83)	$(1.65)

Weighted average shares used to compute net loss per share:
Basic	79,440	75,647	78,463	74,743
Diluted	79,440	75,647	78,463	74,743

(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Cost of revenues	$2,885	$2,614	$8,252	$8,060
Sales and marketing	18,603	17,487	55,221	51,037
Research and development	27,337	23,372	76,500	67,880
General and administrative	5,489	3,910	15,650	10,977

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$790,945	$908,717
Short-term investments	152,351	—
Accounts receivable, net	131,595	206,765
Prepaid expenses and other current assets	38,442	36,011
Income taxes receivable	448	131
Total current assets	1,113,781	1,151,624
Long-term investments	45,512	—
Property and equipment, net	106,100	106,637
Goodwill	35,083	15,531
Deferred income taxes	2,482	1,449
Deposits and other assets	16,340	11,958
Total assets	$1,319,298	$1,287,199
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$9,713	$17,637
Accrued compensation and employee related benefits	78,795	70,230
Other accrued liabilities	58,777	53,418
Income taxes payable	2,002	1,893
Deferred revenue	338,848	285,543
Total current liabilities	488,135	428,721
Deferred revenue	27,504	26,930
Other long-term liabilities	51,057	39,700
Total liabilities	566,696	495,351
Stockholders' equity
Common stock	8	8
Additional paid-in capital	1,122,903	1,007,205
Accumulated other comprehensive income (loss)	(9,189)	1,593
Accumulated deficit	(361,120)	(216,958)
Total stockholders' equity	752,602	791,848
Total liabilities and stockholders' equity	$1,319,298	$1,287,199

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Operating activities
Net loss	$(143,722)	$(123,361)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	34,174	25,091
Amortization of premiums on investments	162	—
Stock-based compensation expense	155,623	137,954
Deferred income taxes	(226)	282
Changes in operating assets and liabilities
Accounts receivable, net	80,030	(5,150)
Prepaid expenses, deposits and other assets	(138)	(10,355)
Income taxes receivable	(297)	72
Deferred revenue	45,109	49,868
Accounts payable and accrued liabilities	9,452	32,043
Income taxes payable	26	517
Net cash provided by operating activities(1)	180,193	106,961
Investing activities
Purchases of property and equipment	(43,179)	(42,334)
Business combinations, net of cash acquired	(23,966)	(16,399)
Purchases of investments	(198,144)	—
Net cash used in investing activities	(265,289)	(58,733)
Financing activities
Proceeds from issuance of common stock	24,305	21,203
Repurchases of common stock	(59,986)	—
Net cash provided by (used in) financing activities(1)	(35,681)	21,203
Effect of exchange rate changes on cash and cash equivalents	3,005	(738)
Net increase (decrease) in cash and cash equivalents	(117,772)	68,693
Cash and cash equivalents
Beginning of period	908,717	795,900
End of period	$790,945	$864,593
(1) Tableau adopted Accounting Standards Update ("ASU") 2016-09 in the first quarter of 2017. Prior to the adoption of ASU 2016-09, excess tax benefits related to stock awards were required to be presented as an inflow from financing activities and an outflow from operating activities on the statement of cash flows. Under the new standard, all tax-related cash flows resulting from share-based payments are reported as operating activities. Tableau adopted the new requirement retrospectively, and for the nine months ended September 30, 2016, this resulted in an increase to net cash provided by operating activities of $0.8 million and a corresponding decrease to net cash provided by (used in) financing activities of $0.8 million.

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$184,988	$182,027	$544,454	$504,903
Excluding: Stock-based compensation expense attributable to cost of revenues	2,885	2,614	8,252	8,060
Excluding: Amortization of acquired intangible assets	264	95	454	227
Non-GAAP gross profit	$188,137	$184,736	$553,160	$513,190

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	86.1%	88.3%	86.7%	87.6%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.3%	1.3%	1.3%	1.4%
Excluding: Amortization of acquired intangible assets	0.1%	0.0%	0.1%	0.0%
Non-GAAP gross margin	87.5%	89.7%	88.1%	89.1%

Reconciliation of operating loss to non-GAAP operating income:
Operating loss	$(49,045)	$(29,356)	$(147,446)	$(122,615)
Excluding: Stock-based compensation expense	54,314	47,383	155,623	137,954
Excluding: Amortization of acquired intangible assets	264	95	454	227
Non-GAAP operating income	$5,533	$18,122	$8,631	$15,566

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(22.8)%	(14.2)%	(23.5)%	(21.3)%
Excluding: Stock-based compensation expense	25.3%	23.0%	24.8%	23.9%
Excluding: Amortization of acquired intangible assets	0.1%	0.0%	0.1%	0.0%
Non-GAAP operating margin	2.6%	8.8%	1.4%	2.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of net loss to non-GAAP net income:
Net loss	$(46,553)	$(30,261)	$(143,722)	$(123,361)
Excluding: Stock-based compensation expense	54,314	47,383	155,623	137,954
Excluding: Amortization of acquired intangible assets	264	95	454	227
Income tax adjustments	(1,578)	(3,962)	(62)	(1,477)
Non-GAAP net income	$6,447	$13,255	$12,293	$13,343

Weighted average shares used to compute non-GAAP basic net income per share	79,440	75,647	78,463	74,743
Effect of potentially dilutive shares: stock awards	4,398	4,917	3,981	4,933
Weighted average shares used to compute non-GAAP diluted net income per share	83,838	80,564	82,444	79,676

Non-GAAP net income per share:
Basic	$0.08	$0.18	$0.16	$0.18
Diluted	$0.08	$0.16	$0.15	$0.17

			Nine Months Ended September 30,
			2017	2016
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities(1)			$180,193	$106,961
Less: Purchases of property and equipment			43,179	42,334
Free cash flow (1)			$137,014	$64,627
Net cash used in investing activities			$(265,289)	$(58,733)
Net cash provided by (used in) financing activities(1)			$(35,681)	$21,203
(1) Tableau adopted ASU 2016-09 in the first quarter of 2017. Prior to the adoption of ASU 2016-09, excess tax benefits related to stock awards were required to be presented as an inflow from financing activities and an outflow from operating activities on the statement of cash flows. Under the new standard, all tax-related cash flows resulting from share-based payments are reported as operating activities. Tableau adopted the new requirement retrospectively, and for the nine months ended September 30, 2016, this resulted in an increase to net cash provided by operating activities of $0.8 million and a corresponding decrease to net cash provided by (used in) financing activities of $0.8 million.

Tableau Software, Inc.
Trended Metrics

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.
Tableau intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	Q1`16	Q2`16	Q3`16	Q4`16	FY 2016	Q1`17	Q2`17	Q3`17
	(Dollars in thousands)
	(Unaudited)
Customer metrics
Customer accounts (1)	42,000+	46,000+	50,000+	54,000+	54,000+	57,000+	61,000+	65,000+
Customer accounts added in period (1)	3,500+	3,900+	3,600+	4,000+	15,000+	3,300+	4,000+	4,100+
Deals greater than $100,000 (2)	268	332	360	589	1,549	294	372	337
Customer accounts that purchased greater than $1 million during the quarter (1,2)	10	16	10	25		10	15	13

Geographic revenue metrics
United States and Canada	$123,648	$141,478	$147,820	$173,548	$586,494	$141,496	$146,102	$150,059
International	$48,050	$57,057	$58,237	$77,105	$240,449	$58,410	$66,778	$64,858
United States and Canada as % of total revenue	72%	71%	72%	69%	71%	71%	69%	70%
International as % of total revenue	28%	29%	28%	31%	29%	29%	31%	30%

Additional revenue metrics
Total annual recurring revenue (3)	$295,513	$328,316	$361,382	$411,192	$411,192	$439,001	$483,578	$526,211
Subscription annual recurring revenue (4)	$32,285	$37,690	$45,735	$58,355	$58,355	$71,950	$103,538	$139,210
Ratable revenue as % of total revenue (5)	42%	40%	44%	40%	41%	54%	56%	63%
Ratable license revenue as % of total license revenue (6)	9%	9%	11%	10%	10%	19%	23%	34%
Services revenues as a % of maintenance and services revenue (7)	15%	16%	14%	15%	15%	12%	13%	12%

Bookings metrics
License bookings year-over-year growth (decline) % (2)	24%	28%	11%	25%	22%	6%	0%	(3)%
Normalized license bookings year-over-year growth (2,8)	27%	29%	14%	30%	25%	20%	20%	21%
Ratable bookings as % of total bookings (2)	45%	47%	48%	51%	48%	55%	61%	65%
Ratable license bookings as % of total license bookings (2)	12%	16%	16%	20%	17%	26%	37%	45%

Other metrics
Worldwide employees	3,168	3,248	3,280	3,223	3,223	3,193	3,305	3,418
(1) Tableau defines a customer account as a single purchaser of its products. Customer accounts are typically organizations. In some cases, organizations will have multiple groups purchasing Tableau software, which count as discrete customer accounts.
(2) These operating metrics are based on Tableau's definition of bookings, which is defined as the first year of contracted revenue only and does not include additional years beyond the first year unless a customer pays for those years up front. Bookings includes both new sales and renewals. Tableau's bookings may not be comparable to similarly named measures disclosed by other companies in the software industry. Bookings is not a measure of revenue or an indication of actual revenue results. Revenues ultimately recognized could be affected by a number of factors. License bookings include sales of software licenses and subscriptions to Tableau Online. Ratable bookings are sales transactions that result in revenues, which will be amortized over a period of time.

(3) Tableau defines total annual recurring revenue ("Total ARR") as the annualized recurring value of all active contracts at the end of a reporting period. Total ARR includes subscription annual recurring revenue ("Subscription ARR") and the annualized value of all maintenance contracts related to perpetual licenses active at the end of a reporting period.
(4) Tableau defines Subscription ARR as the annualized recurring value of all active subscription contracts at the end of a reporting period. Subscription ARR includes term licenses and renewals, subscription enterprise license agreements and Tableau Online subscriptions and renewals, and excludes distribution original equipment manufacturer ("OEM") license agreements and perpetual-style enterprise license agreements.
(5) Ratable revenues were amortized during the respective periods. For example, sales of Tableau Online, enterprise license agreements, term licenses and OEM license arrangements, as well as maintenance and support, are recognized ratably.
(6) Ratable license revenues were amortized during the respective periods. For example, sales of Tableau Online, enterprise license agreements, term licenses and OEM license arrangements are recognized ratably.
(7) Services revenues were recognized upon delivery of professional services and training.
(8) Tableau calculates normalized license bookings by applying the equivalent ratio of perpetual prices to subscription bookings, assuming demand and discount are held constant, to adjust term license and renewals, subscription enterprise license agreements and Tableau Online subscriptions and renewals.